VIDEO SERIES RE-RELEASE AGREEMENT OVERVIEW

This document, set forth this 31st day of May, 2017, is between The Bosko Group LLC, hereinafter known as "Distributor" and Bigfoot Project Investments Inc., hereinafter known as "Producer/Client," for the purposes of re-releasing six (6) documentaries tentatively titled as a banner "Biscardi Brand Bigfoot Series," hereinafter known as "Series"

1.) Distributor will provide air transportation for Tom Biscardi from San Francisco to Cleveland OH for 3 days/2 nights to record on-camera introductions for Series
   a. Air travel, transfers, accommodations, food and all expenses will be paid for the 3-day period
   b. Videotaping of the introductions will occur the day after arrival in Cleveland, during a 4-6 hour session in studio with greenscreen backdrop
   c. Introductions and any possible ancillary material will be recorded for:
      i. Bigfoot Lives
      ii. Bigfoot Lives 2
      iii. Bigfoot Lives 3
      iv. In the Shadow of Bigfoot
      v. Hoax of the Century
      vi. Anatomy of a Bigfoot Hoax
2.) The new video introductions will be edited onto the existing documentaries for re-release into all markets as Series, and will include sales to
   a. DVD
      i. Walmart
      ii. Family Video (rental)
      iii. Amazon
      iv. Other online DVD sellers and bricks-and-mortar businesses
   b. VOD (rental/purchase via streaming)
      i. Amazon
      ii. iTunes
      iii. Hulu
      iv. VUDU
      v. GooglePlay
      vi. Other online video-on-demand streaming platforms
   c. Each film in Series will be repackaged specific to the Biscardi Brand Bigfoot
3.) Projected gross sales range and royalties for Series, based on historical data from actual Distributor sales, will include
   a. DVD
      i. 2,500-7,500 units per film in Series
      ii. $4.50-$7.25 gross unit sale price
      iii. $11,250 - $54,375 potential sales range
   b. VOD

i. $5,000 - $12,500 per film in Series
    c. Producer/Client royalty is 70% of Net sales (Gross less Distributor expenses)
        i. DVD
            1. $7,150-$36,050 per film in Series
        ii. VOD
            1. $2,750-$7,750 per film in Series

4.) Royalties will be paid in an ongoing basis, 30 days following close of any sale to DVD and VOD platforms.
5.) Series will take six (6) to twelve (12) months to complete, including any post-production. Any added requests from Client may result in added time for project completion, which shall not be considered the fault of Distributor.
6.) Distributor agrees that Client/Producer owns all Series, including any copyrights. Client/Producer agrees that Distributor may use the recorded footage as evidence of their work for promotional and/or advertising purposes.

C. Thomas Biscardi	[signature]
Client/Producer Name	Client/Producer Signature
Mark Steven Bosko	[signature]
Distributor Name	Distributor Signature